Exhibit 99.6

CONSENT

The undersigned hereby consents to being named as a prospective director of Berkshire Hills Bancorp, Inc. (“Berkshire”) and Berkshire Bank in the Pre-effective Amendment No. 1 to Berkshire’s Registration Statement on Form S-4 (the “Registration Statement”), filed in connection with the merger of Woronoco Bancorp, Inc. with and into Berkshire, to which this consent is an Exhibit.

Date: March 8, 2005	/s/ CORNELIUS D. MAHONEY
Cornelius D. Mahoney